SECOND AMENDMENT TO
                     REVOLVING CREDIT AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT ("Amendment"), dated as of September __, 2002, is by and between BADGER PAPER MILLS, INC., a corporation organized under the laws of the State of Wisconsin ("Borrower") and PNC BANK, NATIONAL ASSOCIATION ("PNC") as sole Lender and as Agent under the Credit Agreement referred to below.

                               W I T N E S E T H:

         WHEREAS, PNC and Borrower entered into a certain Revolving Credit and Security Agreement, dated as of November 30, 2001, as amended by a First Amendment to Revolving Credit and Security Agreement, dated as of April 30, 2002 (the "Credit Agreement");

         WHEREAS, Borrower has requested that the Credit Agreement be amended as set forth herein;

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings provided for in the Credit Agreement.

         2. AMENDMENT. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

                  "Life Insurance Assignments" shall mean, collectively, (i) the Assignment of Policy as Collateral Security, signed November 30, 2001, by Borrower in favor of Wisconsin Business Bank with respect to Transamerica Occidental Life Insurance Company ("Transamerica") policy number 41974199 on the life of William H. Peters in the face amount of $500,000, (ii) the Assignment of Policy as Collateral Security, signed January 8, 2002, by Borrower in favor of Wisconsin Business Bank with respect to Transamerica policy number 41976461 on the life of Michael
         J. Bekes in the face amount of $500,000, and (iii) the Assignment of Policy as Collateral Security, signed April 16, 2002, by Borrower in favor of Wisconsin Business Bank with respect to Transamerica policy number 42002782 on the life of Robert A. Olah in the face amount of $2,000,000."

                  2.1 Section 1.2 of the Credit Agreement is hereby amended by restating the definition of Wisconsin Business Bank Loan contained therein in its entirety to read as follows:

                           "Wisconsin Business Bank Loan" shall mean,
                  collectively, the term loan from Wisconsin Business Bank to Borrower in the original principal amount of $5,000,000 and the term loan from the Wisconsin Business Bank to Borrower in the original principal amount of $2,000,000, each made pursuant to the Wisconsin Business Bank Loan Documents."

                  2.2 Section 1.2 of the Credit Agreement is hereby amended by restating the definition of Wisconsin Business Bank Loan Documents contained therein in its entirety to read as follows:

                           "Wisconsin Business Bank Loan Documents" shall mean
                  the Business Loan Agreement, dated as of November 30, 2001, between Wisconsin Business Bank and Borrower, the Amendment to Business Loan Agreement and Related Documents, dated as of November 30, 2001, between Wisconsin Business Bank and Borrower, the Second Amendment to Business Loan Agreement and Related Documents, dated as of September __, 2002, between Wisconsin Business Bank and Borrower, the Promissory Note, dated November 30, 2001, issued by Borrower to the Wisconsin Business Bank in the principal amount of $5,000,000, the Promissory Note, dated September __, 2002, issued by Borrower to Wisconsin Business Bank in the principal amount of $2,000,000, the Commercial Security Agreement, dated November 30, 2001, by Borrower in favor of Wisconsin Business Bank, the Mortgage, dated November 30, 2001, by Borrower in favor of Wisconsin Business Bank, the Mortgage, dated September __, 2002, by Borrower in favor of Wisconsin Business Bank and the Life Insurance Assignments."

         3. CONDITIONS PRECEDENT. This Amendment shall become effective upon the delivery to Agent of executed counterparts of this Amendment and the following additional items:

         a. Executed copies of the Second Amendment to Business Loan Agreement and Related Documents, dated as of August 15, 2002, between Wisconsin Business Bank and Borrower, the Promissory Note, dated August 15, 2002, issued by Borrower to Wisconsin Business Bank in the principal amount of $2,000,000 and the Mortgage, dated August 15, 2002, by Borrower in favor of Wisconsin Business Bank; and

         b.       Such other items as Agent may reasonably request.

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

         4. EXPENSES. Borrower shall pay, upon demand, all reasonable attorneys' fees and out-of-pocket costs of Agent and Lender in connection with this Amendment and the agreements, documents and other items contemplated hereunder.

         5. REAFFIRMATION OF GRANT OF SECURITY INTEREST. Borrower expressly acknowledges and agrees that all collateral, security interests, liens, pledges and mortgages heretofore, under this Amendment or hereafter granted to Agent including, without limitation, such collateral, security interests, liens, pledges and mortgages granted under the Credit Agreement and the Other Documents and all supplements thereto, extend to and secure all of the obligations of Borrower to Agent and Lenders, now existing or hereafter arising including, without limitation, those arising in connection with the Credit Agreement, as amended by this Amendment, upon the terms set forth in such agreements, all of which security interests, liens, pledges and mortgages are hereby ratified, reaffirmed, continued and approved.

         6. MISCELLANEOUS.

                  6.1 Limited Nature of Amendment. The parties hereto acknowledge and agree that the terms and provisions of this Amendment amend, add to and constitute a part of the Credit Agreement. Except as expressly waived or modified and amended by the terms of this Amendment, all of the other tents and conditions of the Credit Agreement and all documents executed in connection therewith or referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

                  6.2 Conflict. If there is an express conflict between the terms of this Amendment and the terms of the Credit Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control.

                  6.3 Counterpart. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

                  6.4 Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows: (A) Borrower has all necessary corporate power and authority to execute and deliver this Amendment and perform its obligations hereunder, (B) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms; and (C) all representations and warranties of Borrower contained in the Credit Agreement arid all other agreements, instruments and other writings relating thereto are true and complete as of the date hereof.

                  6.5 Governing Law. This Agreement was executed and delivered in Chicago, Illinois and shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                      BADGER PAPER MILLS, INC


                                      By:  /s/ William H. Peters
                                      --------------------------------
                                      Name:  William H. Peters
                                      Title:  V.P. C.F.O.


                                      PNC BANK, NATIONAL ASSOCIATION,
                                      as Agent and Lender


                                      By:  /s/ Sherry B. Winick
                                      --------------------------------
                                      Name:  Sherry B. Winick
                                      Title:  Vice President





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